Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Onex Corporation as the “Designated Filer” for purposes of the attached Form 3:

1.	OMI PARTNERSHIP HOLDINGS LTD. 161 Bay Street P.O. Box 700 Toronto, ON, Canada, M5J 2S1

2.	ONEX CAPITAL SOLUTIONS GP, LLC 161 Bay Street P.O. Box 700 Toronto, ON, Canada, M5J 2S1

3.	ONEX CAPITAL SOLUTIONS GP, LP 161 Bay Street P.O. Box 700 Toronto, ON, Canada, M5J 2S1

4.	ONEX CAPITAL SOLUTIONS HOLDINGS, LP 161 Bay Street P.O. Box 700 Toronto, ON, Canada, M5J 2S1

5.	GERALD W. SCHWARTZ 161 Bay Street P.O. Box 700 Toronto, ON, Canada, M5J 2S1

Date of Event Requiring Statement: June 15, 2023

Issuer Name and Ticker or Trading Symbol: ATI PHYSICAL THERAPY, INC. [ ATIP ]

Onex Corporation, by: /s/ Andrea Daly, Managing Director—General Counsel
OMI Partnership Holdings Ltd., by: /s/ Steve Gutman, Authorized Signatory
Onex Capital Solutions GP, LLC, by: /s/ Steve Gutman, General Counsel
Onex Capital Solutions GP, LP, by: /s/ Onex Capital Solutions GP, LLC, its general partner
Onex Capital Solutions Holdings, LP, by: /s/ Onex Capital Solutions GP, LP, its general partner and Onex Capital Solutions GP, LLC, its general partner
Gerald W. Schwartz, by: Andrea Daly, Attorney-in-fact

Date: June 26, 2023